                                                       EXHIBIT 10.1


                                LEASE AGREEMENT



THIS LEASE AGREEMENT ("Lease") IS ENTERED INTO BY AND BETWEEN BOBINAS DEL SUR, A MEXICO CORPORATION, REPRESENTED HEREIN BY MR. MARTIN HERNANDEZ IN HIS CAPACITY AS GENERAL MANAGER OF SAID CORPORATION, HEREINAFTER REFERRED TO AS "THE LESSEE", AND ON THE OTHER PART BY CONSTRUCTORA LINTEL, S.A. DE C.V., REPRESENTED BY MR. FEDERICO BARRIO IN HIS CAPACITY AS CHAIRMAN OF THE BOARD OF SAID CORPORATION, HEREINAFTER REFERRED TO AS "THE LESSOR."


                                R E C I T A L S:


1.       The LESSEE hereby declares that:

         1.1 It is a company organized and existing under the General Corporation Law.

         1.2     Mr. Richard Plat is its Attorney-in-fact.

         1.3 The address at which it has its principal place of business is 1141 Larry Mahan Drive, Suite B, El Paso, Texas 79925.

2.       The LESSOR hereby declares that:

         2.1 It is a Company organized and existing under the General Corporation Law.

         2.2     Mr. Federico Barrio is its Attorney-in-fact.

         2.3 The address at which it has its principal place of business is Ave. Ejercito Nacional 6513, Ciudad Juarez, Chihuahua, Mexico.

3. The LESSEE and the LESSOR hereby declare that they desire to enter into a lease contract for an industrial building located thereon, identified with No, 2642 at Eje Juan Gabriel street, in Ciudad Juarez, Chihuahua, Mexico.


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                                 C L A U S E S:


FIRST:   THE LEASED PROPERTY:

        Under the terms of this Lease, the LESSOR hereby delivers in lease to the LESSEE the temporary use and possession of a plot of land and all buildings and other improvements constructed thereon, located at 2642 Eje Juan Gabriel street in Ciudad Juarez, Chihuahua, Mexico, consisting of an industrial type building and office section with a total constructed surface area of 3,468 square meters (37,316 square feet) shown on the blueprint attached hereto as Exhibit "All" ("Leased Property").


SECOND:   OWNERSHIP OF THE LEASED PROPERTY:

        LESSOR has ownership of the Leased Property and the LESSEE shall have the quiet enjoyment of same. Similarly, LESSOR and LESSEE agree that as provided by article 7308 of the Civil Code of the State of Chihuahua, this Lease agreement shall survive any foreclosure of any lien or mortgage and that any default in payment of any such lien or mortgage shall in no way prejudice the terms of this Lease or any extension thereof; and that any amendments to such mortgages or any new mortgages on the Leased Property shall contain a provision acknowledging the existence and duration of this Lease. LESSOR represents and warrants to LESSEE that there are presently no foreclosure proceedings in effect against the Leased Property. LESSOR agrees that it will provide LESSEE, within ninety (90) days after the execution of this Lease, with nondisturbance agreements in favor of LESSEE from any mortgagees in existence as of the date of the execution and delivery of this Lease. Each nondisturbance agreement shall be in a form satisfactory to LESSEE, in LESSEE's reasonable discretion, and shall provide, among other things, that in the event of a foreclosure of the applicable mortgage or any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease will not be terminated or extinguished, nor will the rights and possession of LESSEE hereunder be disturbed, if LESSEE is not then in default under this Lease. If LESSOR fails to obtain nondisturbance agreements in favor of LESSEE from each mortgagee in existence as of the date of the execution and delivery of this Lease within the ninety (90) day period set forth above, then LESSOR shall indemnify and hold LESSEE harmless from any damages (including, without limitation, attorneys'



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fees) which LESSEE may suffer as a result of LESSOR's failure to obtain any such nondisturbance agreement, and LESSEE shall have the right to terminate this Lease.


THIRD:   DELIVERY OF THE LEASED PROPERTY:

        The LESSOR shall deliver the Leased Property to LESSEE, in order for LESSEE to begin installation of its equipment and machinery, precisely on the date stipulated for initiation of the term as hereunder agreed on,


FOURTH:   USE OF THE LEASED PROPERTY:

        The LESSEE shall use the Leased Property only for light and clean industrial operations or warehousing; under no conditions whatsoever will the LESSEE use the Leased Property for chemical or heavy industrial operations.
In all of the work to be performed by the LESSEE in or about the Leased Property, the LESSEE shall comply with all applicable environmental laws, rules and regulations. The LESSEE shall indemnify, defend and keep the LESSOR harmless from any liability whatsoever resulting from environmental consequences of LESSEE's use of the Leased Property, or from any penalty or penalties imposed by any competent environmental protection authority on the Leased Property during the term of this Lease, or after the expiration of the Lease, if the penalty or penalties refer to actions or lack of actions occurred during the time that the LESSEE has the use of the Leased Property, including but not limited to hazardous or toxic waste disposal, soil and effluent contamination, and air and water pollution. LESSOR represents and warrants to LESSEE that to the best of LESSOR's knowledge the Leased Property is in compliance with all applicable environmental laws, rules and regulations. The LESSOR shall indemnify, defend and keep the LESSEE harmless from any liability whatsoever resulting from the breach of the foregoing warranty and from any liability whatsoever occurring as a result of the Leased Property not being in compliance with all applicable environmental laws, rules and regulations. LESSEE shall have no responsibility for any penalties imposed by any competent environmental protection authority on the Leased Property unless such penalties are imposed based on the actions or lack of actions of the LESSEE during the term of the Lease.





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FIFTH:   ASSIGNMENT AND SUBLETTING:

        Subject to the LESSOR's consent, which shall not be unreasonably withheld, the LESSEE shall have the right to sublease or assign its interest on this Lease, in whole or in part, provided that the LESSEE and its guarantor ("Guarantor") remain fully liable and responsible in conformity with the terms of this Lease. The LESSOR'S consent shall not be required in the event of (i) the assignment or subletting to any affiliate of the LESSEE or the Guarantor,
(ii) a merger involving the LESSEE or the Guarantor whereby the surviving entity is other than the LESSEE, or (iii) the sale of all or substantially all of the assets of the LESSEE or the Guarantor in connection with either party's sale of its business or a substantial portion of its business. In the event that the entirety of the Leased Property is to be subleased, at the LESSOR's option, this Lease may be terminated and a direct lease entered into between the LESSOR and the proposed sublessee, in which case the LESSEE shall have no further obligations under this Lease. However, if the rent to be received under this Lease, and the guarantee of Guarantor are assigned by the LESSOR to a banking institution for the purpose of securing a loan to LESSOR, then, in that event, the entering into a direct lease between LESSOR and a new lessee, and the release of the LESSEE and its Guarantor from their obligations under this Lease, shall be subject to the previous approval of the bank holding LESSOR's loan.


SIXTH:   LEASE PRICE:

        During the Initial Term (as defined below) of this Lease, the LESSEE shall pay as rent for the Leased Property the amount of $16,325 per month. Throughout the entire term of this Lease, the lease price shall be paid in currency of the United States of America, per month, in advance monthly payments. For the first five (5) year option period, the lease price shall be determined by multiplying the lease price for the Initial Term of this Lease by a fraction, the numerator of which is the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, All Items (1982-84=100) U.S. City Average (the "Index") most recently published prior to the first day of the first option period and the denominator of which is the Index most recently published prior to the Commencement Date (as defined below). For the second five (5) year option period, the lease price shall be determined by multiplying the lease price for the first option period by a fraction,



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
the numerator of which is the Index most recently published prior to the first day of the second option period and the denominator of which is the Index most recently published prior to the first day of the first option period.

        The lease price shall be paid by LESSEE to LESSOR or its assignees at the LESSOR's domicile or to whoever and at whatever place the LESSOR notifies in writing to the LESSEE,

        The payment of any rent due under this Lease shall not be withheld or reduced by the LESSEE for any reason whatsoever, and the LESSEE agrees to assert any claim, demand or other right against the LESSOR only by an independent proceeding.

SEVENTH:   TAXES AND UTILITIES:

        The LESSEE shall be liable for all taxes caused by the Leased Property, including the Value Added Tax on the rent or its similar replacement, with the only exception of Income Tax and the Asset Tax assessed by the Federal Government upon the LESSOR. The LESSEE or the LESSOR may bring appropriate judicial proceedings in the name of the LESSOR, the LESSEE or both, for contesting the validity of any assessment on the Leased Property or amount of the taxes imposed thereon, or to recover payment therefore. Each party shall cooperate with the other with respect to the judicial proceedings so far as is reasonably necessary. The net amount of any taxes recovered, after the payment of all expenses in connection therewith, shall revert to the LESSEE.

        The LESSEE shall also directly contract and pay for all utilities that it may require, such as water, sewage, natural gas, electricity and telephone, which the LESSOR represents are available at the Leased Property serve the Leased Property exclusively and are separately metered, but the LESSEE shall be responsible for the hookup and/or hiring of all such utilities.


EIGHTH:   MAINTENANCE:

        Responsibility for maintenance, repair and replacement shall be governed by the following stipulations:





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            1.   The LESSOR shall at all times during the lease term maintain and repair, at its own cost and expense, the building foundation, structure of the floors and walls and structure of the roof (including supporting members but excluding roof insulation, standing seam roof, heating and air conditioning systems).

            2. The LESSEE shall maintain and repair, at its own cost and expense, the interior of the building including interior and exterior paint, all roof cover and flashing as well as insulation, the air conditioning and/or air cooling, heating and fire prevention systems and such landscaping as may be presently on the land. LESSOR represents and warrants to LESSEE that the plumbing, air conditioning and/or air cooling, heating and fire prevention systems are all operational as of the Commencement Date.


NINTH:   ALTERATIONS:

        The LESSEE may not change the basic structure, the external appearance or basic utility services of the building which is part of the Leased Property, nor make any structural alterations without the express written authorization of the LESSOR, which authorization shall not be unreasonably withheld.

        The LESSEE is hereby authorized to make minor, non-structural alterations or modifications to the Leased Property, not exceeding U.S, $50,000.00 dollars in cost, at its own risk and expense, so long as they do not alter or impair the structure of the building which is part of the Leased Property, or the basic nature of said Leased Property, and LESSEE gives LESSOR written notice of the alterations or modifications prior to the commencement of construction of the alterations or modifications.

        All fixtures and/or equipment of whatsoever nature as shall have been installed in the Leased Property by the LESSEE, whether permanently affixed thereto or otherwise, shall continue to be the property of the LESSEE, and shall be removed by the LESSEE at the expiration or termination of this Lease, unless the LESSEE receives the written confirmation of the LESSOR, in advance, in each specific case, that the improvements to be made on the property may remain on said property upon expiration of the lease, provided, how-

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
ever, that the LESSEE shall at its own cost and expense repair any injury to the Leased Property resulting from the removal of said equipment and/or accessories and shall deliver the Leased Property to the LESSOR in adequate conditions of order, presentation and cleanliness. Notwithstanding the above, the LESSEE shall furnish the LESSOR, at all times, with drawings and specifications of all fixtures installed in the Leased Property,


TENTH:  LIABILITIES OF THE PARTIES:

        In conformance with the applicable law, the LESSOR guarantees to the LESSEE the use and peaceful enjoyment of the Leased Property during the full term of the Lease and any extensions thereto, and the LESSEE covenants and agrees to use the Leased Property only for the purposes herein stipulated and in accordance with the nature and intended usage of the Leased Property. Liabilities of the LESSOR and of the LESSEE in each case, shall be ruled by the following stipulations:

         1. The LESSOR or the LESSEE respectively, shall be liable for damages to the Leased Property caused by their own fault or negligence, or that of their agents, employees or visitors, except for losses commonly insurable by fire insurance with the extended coverage endorsement.

         2. In the event that the LESSEE shall be prevented by any cause attributable to the LESSOR, whether partially or completely from the use of the building or any part of the Leased Property, the rent shall be reduced proportionally to the part which use is prevented. But if the LESSEE is prevented from using the building which is part of the Leased Property in its entirety, or to such an extent that the LESSEE may not use it for the purposes hereby stated, then no rent shall be paid during the time that the building is not usable. In the event that LESSEE shall be prevented from using more than fifty percent (50%) of the building space by any cause not attributable to LESSEE, then LESSEE shall have the right to terminate this Lease without any cost or responsibility upon written notice to LESSOR. If the building is damaged or destroyed by any cause not attributable to LESSEE upon LESSEE's written request, LESSOR agrees to restore it and put it in proper



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                 condition within four (4) months after (i) LESSEE's receipt of any insurance adjustment paid as a result of the damage or destruction and (ii) the removal of any debris that must be removed prior to LESSOR's commencement of the restoration. Notwithstanding the foregoing, LESSOR agrees that the restoration described in the preceding sentence shall, in any event, be completed within nine (9) months after the date of the damage or destruction, If in the judgment of LESSEE, LESSOR is not acting reasonably to restore the building, LESSEE shall give written notice to LESSOR to correct the delay, and if LESSOR is not acting accordingly within a period of ten
                 (10) days as of the date of said notice, LESSEE may restore the building, upon written notice to LESSOR, and deduct the cost of restoration from the lease price. This remedy is in addition to any other available to LESSEE for the breach of this Lease. LESSEE may terminate this Lease if LESSOR does not finish the restoration of the building within nine (9) months after the date of the damage or destruction. If such destruction is total or exceeds seventy-five percent (75%) of the full insurable value of the building and it is caused by acts of God or force majeure, LESSOR shall have the right to elect not to re-build and in such case this Lease shall terminate without any further responsibility to the parties, unless said damages are covered by insurance, and the insurance company makes payment of the amounts corresponding to the damage. The percentage of the insurable values hereinabove referred to, shall be determined by the insurance claim adjuster of the insurance company with which the insurance provided for in Clause Eleventh, is contracted. If such destruction is total or exceeds seventy-five percent
                 (75%) of the full insurable value of the building and it is caused by acts of God or force majeure, or if the total impediment cannot be reasonably expected to be corrected within six (6) months after (i) LESSEE's receipt of any insurance adjustment paid as a result of the damage or destruction and (ii) the removal of any debris that must be removed prior to LESSOR's commencement of the restoration, then in either event the LESSEE shall have the right to have this Lease terminated without any cost or responsibility.



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
         3. If the impediment is imputable to the LESSEE, or its agents, employees or visitors, the LESSEE shall continue to pay the rent as if it were using said building, unless this loss is covered by rent insurance or any other insurance. However, in the event that a dispute exists related to the liability of the LESSEE therefor, LESSEE shall pay the rent during a period of one month of the Lease Term while the dispute is being decided by any means. If it is determined that LESSEE does not have any responsibility therefor, LESSOR shall reimburse
                 LESSEE for the payment of one month rental unless such rental is covered by rent insurance or any other insurance.

         4. In the event of partial impediment of use in accordance with Paragraph 2 of this Clause, the parties shall agree on the proportion that the rent shall be reduced and if they should not agree, each party shall designate an expert to make the determination, and if both experts disagree, the experts will designate a third expert. This process shall not exceed a term of thirty (30) days as of the date of the impediment. The resolution of the majority of the experts shall be final and binding on the parties or if the parties agree on designating only one expert, his or her decision shall be final and binding on the parties.

         5. The responsibilities of the parties referred to in the paragraphs of this Clause, shall be subject to the provisions of Clause Eleventh of this Lease.

ELEVENTH:   INSURANCE:

        The parties herein shall obtain insurance, in the type and amounts adequate to protect their respective interest in this Lease against any and all losses and/or risks. Specifically, it is agreed that:


         1. The LESSEE shall pay, during the term of the lease, the premiums on insurance policies as required to cover the building. Such insurance shall be contracted by the LESSEE and shall designate the LESSEE as beneficiary and the LESSOR as an additional insured. The required insurance during the term of this Lease shall be against any

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

                     loss or damage by fire and against any loss or damage by lightning, explosion, hurricane and hail, airplanes, vehicles and smoke, earthquake, strikes, and vandalism and any other risks now or hereafter embraced by the so called "Extended Coverage" (including glass insurance) in amounts sufficient to prevent the LESSOR or the LESSEE from becoming co-insurers under the terms of the applicable policies, but in any event in an amount not less than 100% of the then "full insurable value" (replacement value), which for the purpose of this clause shall be deemed to be the cost of replacing the building, less the cost of excavations, foundations and footings and without any deductions for physical depreciation of the building.
                     Such "full insurable value" shall be determined from time to time, but not more frequently than once in any six (6) calendar months by means of an appraisal to be performed by the LESSOR, at the LESSOR's expense.

                     LESSEE shall not at any time be obligated to pay for insurance in an amount greater than the most recent full insurable value so determined.

              2. As per the provisions of the preceding paragraph, the LESSEE shall also contract and pay for the following insurance coverage:

                     a. General public liability insurance, covering claims for injury, death or property damage occurring on or about the Leased Property in an amount of not less than $100,000.00 dollars, currency of the United States of America, for personal injury or death and of not less than $50,000.00 dollars, currency of the United States of America, for property damage.

                    b. Insurance against loss or damage by boiler (compressor) malfunctions or by internal explosion of boiler (compressor), for any high pressure boiler (compressor) installed in the building which is part of the Leased Property, in such amounts as the LESSOR, from time to time, reasonably requires and

                    c. Rental value insurance, covering risk of loss of rents due to occurrence of any hazard set



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                      forth in this clause, in the amount of the rent, taxes and insurance premiums required hereunder, for a twelve (12) month period.

             3. All insurance provided for in this clause shall be effected under valid and enforceable policies issued by insurers authorized to do business in Mexico.

             4. All policies of insurance herein provided for shall name the LESSEE as the insured and the LESSOR as an additional insured, as their respective interest may appear in this Lease and, to the extent that the LESSOR shall request, shall contain standard mortgage clauses in favor of the holders of mortgages on the Leased Property. The LESSEE will deliver to the LESSOR a copy of all insurance policies herein provided for, within fifteen (15) days after they are contracted for.

             5. Each such policy or certificate herefor issued by the insurer shall contain an agreement by the insurer that such policy shall not be cancelled without at least ten (10) days prior notice to the LESSOR and to the LESSEE, and that any loss which shall be payable to the LESSOR shall be so payable, notwithstanding any act or negligence of the LESSEE which might otherwise result in a forfeiture of all or part of such insurance.

             6. In case of casualty to the Leased Property resulting in damage or destruction to the building, the LESSEE shall promptly give written notice thereof to the LESSOR. Adjustment proceedings shall be started immediately by the LESSOR.

             7. All insurance money paid on account of such damage or destruction, less the actual costs, fees and expenses, if any, incurred in connection with adjustment of the loss, shall be made available to the LESSOR or the LESSEE, as their respective interests appear under this Lease, for the purpose of restoring, replacing, rebuilding, or altering the building as nearly as possible to its value, condition and character immediately prior to such damage or destruction.

             8. The parties shall use in the first place the funds paid by the insurance company to repair or rebuild



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                 the building which is part of the Leased Property. However, if such funds are not sufficient to fully cover such repair or reconstruction, each of the parties, as per the stipulations of Clause Tenth, shall be liable for paying the remaining balance.


TWELFTH:   TERM:

        The initial term ("Initial Term") of this Lease shall be for a period of seven (7) years, beginning on September 1, 1994 ("Commencement Date") and terminating on August 31, 2001. LESSEE shall have two (2) five (5) year options to extend the term of this Lease. LESSEE may exercise each such option by giving LESSOR written notice of the exercise of such option not less than three
(3) months prior to the date this Lease would terminate if such option were not exercised. Notwithstanding the foregoing, in all events LESSEE shall have ten
(10) days from the date LESSOR notifies LESSEE that the time for exercising the option has passed and no notice exercising the option was received. if LESSOR exercises any such option in accordance with this Clause, the term of this Lease will be extended for the applicable five (5) year period, upon all the same terms, conditions and covenants herein except as to lease price, which will be determined in accordance with the Clause Sixth.


THIRTEENTH:   SURRENDER:

        LESSEE shall, on the last day of the term of this Lease as same may be extended or upon earlier termination, surrender and deliver the Leased Property into the possession and use of the LESSOR without delay, in good order, condition and repair, except for normal wear and tear due to normal use and the passage of time and except for damage by fire or other casualty. All signs, inscriptions, canopies and installations installed by the LESSEE shall be removed prior to delivery of the property back to the LESSOR and the LESSEE shall correct all defects or modifications caused by their installation or removal thereof.

        Any personal property which shall remain in the Leased Property after the termination of the Lease may, at the option of the LESSOR, be deemed abandoned and either be retained by the LESSOR as its property or be disposed of, without accountability, in such manner as the LESSOR may see fit.



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
FOURTEENTH:   HOLDOVER:

        In the event this Lease is not duly extended prior to the termination date, the LESSEE shall at the termination of the Lease by lapse of time or otherwise, yield up immediate possession to the LESSOR, and failing to do so will pay as liquidated damages to the LESSOR (not including other damages which the LESSOR may deem recoverable) for the whole time such possession is withheld, an amount equal to 250% of the then applicable rent, but the provisions of this clause shall not be held as a waiver by the LESSOR of any right of reentry as herein set forth; nor shall the receipt of said payment or any part thereof, or any act in apparent affirmation of tenancy, operate as waiver of the right of the LESSOR to recover the Leased Property.


FIFTEENTH:   PARTIES' RIGHT TO PERFORM EACH OTHER'S
COVENANTS:

        If the LESSEE shall at any time fail to perform any one or more of its agreements made in this Lease, the LESSOR, after thirty (30) days written notice to the LESSEE (or without notice in the case of an emergency) and without waiving or releasing the LESSEE from any obligation of the LESSEE contained in this lease, may, but shall be under no obligation to, perform any act on the LESSEE's part to be performed as provided in this Lease, and may enter upon the Leased Property for that purpose and take all such actions thereon as may be necessary therefrom. All sums paid by the LESSOR and all costs and expenses incurred by the LESSOR in connection with the performance of any such obligation of the LESSEE, shall be payable by the LESSEE to the LESSOR on demand. The same shall apply to the LESSEE if the LESSOR fails to perform any one or more of its agreements.


SIXTEENTH:   ENTRY ON LEASED PROPERTY BY LESSOR:

        The LESSEE shall permit the LESSOR and its authorized representatives to enter the Leased Property at all reasonable times and upon reasonable notice for the purpose of inspecting the same and performing any work therein that may be required of it that may be necessary by reason of the LESSEE's failure to make repairs or perform such work or to commence the same after thirty (30) days written notice from the LESSOR. Nothing herein shall imply any duty upon the part of the LESSOR to do any such work; and performance



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
thereof by the LESSOR shall not constitute a waiver of the LESSEE's default in failing to perform the same.

        The LESSOR shall have the right upon prior notice to the LESSEE to enter the Leased Property at all reasonable times during usual business hours for the purpose of showing the same to prospective purchasers of the Leased Property and within six (6) months prior to the expiration of this Lease, for the purpose of showing the same to prospective lessees.


SEVENTEENTH:   GUARANTOR:

        The LESSEE shall obtain and deliver to the LESSOR a guaranty by the LESSEE's parent company, Pacific Scientific Company, in the form attached hereto as Exhibit B.


EIGHTEENTH:   SUBROGATION:

        The LESSEE agrees, at the request of the LESSOR, to subordinate this Lease (including any extensions) to any mortgage placed upon the Leased Property, provided that the holder agrees not to disturb the possession and other rights of the LESSEE under this Lease so long as the LESSEE continues to perform its obligations hereunder; and in the event of acquisition of title by said holder through foreclosure proceedings or otherwise, to accept the LESSEE as tenant of Lease and to perform the LESSOR's obligation hereunder (but only while owner of the Leased Property); and the LESSEE agrees to recognize such holder or any other person acquiring title to the Leased Property.

        The LESSEE and the LESSOR agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained herein.


NINETEENTH:   MODIFICATIONS TO CONTRACTUAL DOCUMENT:

        No modification, release or discharge of this Lease, or waiver of any of the provisions thereof, shall be of any force or effect except by an agreement in writing signed by the LESSOR and the LESSEE.





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
TWENTIETH:   APPLICABLE LAW AND JURISDICTION:

        This Lease shall be bound by and subject to the provisions of   the
Civil Code of the State of Chihuahua and both parties hereto expressly submit to the jurisdiction of the courts of the City of Juarez, State of Chihuahua, Mexico.


TWENTY-FIRST:   NOTICES:

        All notices, demands and requests required under this Lease shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if served personally or by registered or certified mail, return receipt requested, addressed to the LESSOR or the LESSEE as the case may be, at its respective address last designated by notice to the other party for that purpose.

        Until the LESSOR and the LESSEE shall designate other addresses, their addresses shall be as follows:

                 LESSOR:                 CONSTRUCTORA LINTEL, S.A. de C.V.
                                         Attn.: Federico Barrio
                                         Av. Ejercito Nacional 6513
                                         Ciudad Juarez, Chihuahua, Mexico

                 LESSEE:                 BOBINAS DEL SUR
                                         Attn.: Martin Hernandez
                                         1141 Larry Mahan Drive
                                         Suite B
                                         El Paso, Texas 79925

                 with a copy
                 to:                     Paul, Hastings, Janofsky & Walker
                                         Attn.: Janet T. Davidson, Esq.
                                         695 Town Center Drive, 17th Floor
                                         Costa Mesa, California 92626



TWENTY-SECOND:   TRANSLATION:

        The LESSOR and the LESSEE agree that this is an English translation of the lease contract which they executed in Spanish on the same date. In the event of discrepancy, the Spanish version shall prevail.

        The parties hereto execute this Lease on the 1st day of the month of August, 1994.


         THE LESSEE:                                              THE LESSOR:


BOBINAS DEL SUR,                                          CONSTRUCTORA LINTEL
a Mexico corporation                                      S.A. DE C.V.

 /s/ RICHARD V. PLAT                                  /s/ FEDERICO BARRIO
- -----------------------                             --------------------------
     RICHARD V. PLAT                                      FEDERICO BARRIO


        WITNESS:                                              WITNESS:


- -----------------------                             --------------------------

                                   EXHIBIT A

                          BLUEPRINT OF LEASED PROPERTY

                                  EXHIBIT B
                                   GUARANTY

        WHEREAS, PACIFIC SCIENTIFIC COMPANY (hereinafter "Guarantor"), is a corporation organized under the laws of the State of California, of the United States of America; and

        WHEREAS, Guarantor hereby guarantees the full and complete performance by Bobinas Del Sur (hereinafter the "Lessee"), a Mexican corporation and affiliate of Guarantor, of each and all of Lessee's obligations and duties under and pursuant to the terms of a certain Lease Agreement entered into on August 1, 1994 (hereinafter the "Lease"), with Constructora Lintel (hereinafter the "Lessor"), covering premises at 2642 Eje Juan Gabriel Street in Ciudad Juarez, State of Chihuahua, Mexico, consisting of an industrial type building with a total constructed surface area of approximately 3,468 square meters, equivalent to 37,316 square feet (hereinafter the "Premises").

        WHEREAS, Lessor entered into the Lease provided that Guarantor guarantees the performance of Lessee under the Lease; and

        WHEREAS, Guarantor, in order to induce Lessor to lease the Premises to Lessee, has agreed to guarantee Lessee's obligation and performance under the Lease, all as more particularly described below;

        NOW, THEREFORE, in consideration of the promises, obligations and liabilities mutually exchanged and created herein and in the Lease, and for other good and valuable consideration, receipt of which is hereby acknowledged, Guarantor hereby agrees as follows:

        1. Guaranty. Guarantor hereby unconditionally guarantees to Lessor, its successors and assigns that Lessee shall perform all the covenants, conditions, duties and obligations required of Lessee under the Lease, and agrees to indemnify Lessor, its successors and assigns against any and all losses and/or liabilities Lessor may sustain and expenses Lessor may incur as a result of any default or breach by Lessee under the Lease, and/or as a result of the successful enforcement by Lessor of any of Lessor's rights against Guarantor hereunder.

        2. Waiver of Defenses. Guarantor hereby expressly waives all defenses which might constitute a legal or equitable discharge of a surety of Guarantor, and agrees that this Guaranty shall be valid and unconditionally binding upon Guarantor regardless of (i) the reorganization, merger or consolidation of Lessee, or the sale or other disposition of all or substantially all of the capital stock, business or assets of Lessee to any other person or party, or (ii) the voluntary or involuntary bankruptcy (including a reorganization in bankruptcy) of the Lessee, or (iii) the granting by Lessor of any indulgences to Lessee, or (iv) the assertion by Lessor against Lessee of any of Lessor's rights and remedies provided for under the Lease or existing in its favor in law, equity or bankruptcy, or (v) the release of Lessee from any of its obligations under the Lease by Lessor or by operation of law or otherwise. Guarantor further agrees that Guarantor's liability under this Guaranty shall be absolute, primary and direct, and that Lessor shall not be required to pursue any right or remedy it may have against Lessee under the Lease or otherwise (and shall not be required to first commence any action or obtain any judgment against Lessee) before enforcing this Guaranty against Guarantor, and that Guarantor shall upon demand, perform all obligations of Lessee, the performance (or non-performance) of which is in default by Lessee under the Lease.

        3. No Waiver of Rights. Guarantor hereby agrees that the failure of Lessor to insist in any one or more instances upon a strict performance or observance of any of the terms, any of its rights hereunder, shall not be construed or deemed to be a waiver or relinquishment for the future of any such terms, provisions, covenants or rights, but such terms, provisions, covenants or rights shall continue and remain in full force and effect.

        4. Applicable Law; Jurisdiction. (a) This Guaranty shall be governed by the laws of the State of Texas. In any action prosecuted by Lessor for the interpretation and performance of this Guaranty, Guarantor shall only be required to submit itself to the jurisdiction of the Federal or State District Courts, in the County of El Paso, State of Texas, United States of America. The parties expressly waive the right to any other jurisdiction that they may have as a result of their present and future domiciles, or due to any other causes whatsoever.

        (b) Guarantor hereby irrevocably consents and appoints as its agent for service of process for all actions against it and all matters arising out of or related to this Guaranty:

                    Mr. Richard V. Plat
                    Pacific scientific Company
                    620 Newport Center Drive, Suite 700
                    Newport Beach, California 92660

        5. Notice. (a) Lessor agrees to give Guarantor written notice of default by Lessee in the payments required under the Lease and notice of Lessee's failure to fully perform and observe all covenants required under the Lease.

        (b) Guarantor will be given seven (7) calendar days after receipt of written notice to cure any such default(s) by Lessee under the Lease.

        (c) All notices and demands required under this Guaranty shall be in writing, and deemed provided to Guarantor upon the earlier of actual receipt or the fifth (5th) day following dispatch by United States certified mail, return receipt requested, postage prepaid, addressed to the address set forth in 4(b) above. Guarantor may by written notice to Lessor, change the address to which notices or demands shall be directed.

        6. Successors and Assigns. It is further agreed that all of the terms and provisions hereof shall inure to the benefit of the successors and assigns of Lessor, and shall be binding upon the heirs, executors, administrators, successors and assigns of Guarantor.

        IN WITNESS WHEREOF, the undersigned Guarantor has caused this Guaranty to be executed this the 1st day of August, 1994.

                                        GUARANTOR:

                                        PACIFIC SCIENTIFIC COMPANY


                                        By:    RICHARD V. PLAT
                                             ------------------------------
                                        Name:  Richard V. Plat
                                             ------------------------------
                                        Title: Executive V.P.
                                             ------------------------------

STATE OF CALIFORNIA )
                    ) ss.
COUNTY OF ORANGE    )

        On August 2, 1994, before me, AILEN YOUNANPOUR, personally appeared RICHARD V. PLAT, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


WITNESS my hand and official seal.


Signature AILEN YOUNANPOUR
          ------------------------